Exhibit 4.4
INVESTORS’ AND REGISTRATION RIGHTS AGREEMENT
This Investors’ and Registration Rights Agreement (this “Agreement”), dated as of January 31, 2024, is entered into by and among Ionic Digital Inc., a Delaware corporation (the “Company”), and U.S. Data Management Group, LLC, a Delaware limited liability company (“USBTC” and, together with the Company, the “Parties”).
WHEREAS, on July 13, 2022, Celsius Network LLC and its affiliated debtors and debtors in possession (collectively, the “Debtors”) commenced cases under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (as amended, supplemented or otherwise modified from time to time, the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”);
WHEREAS, on August 15, 2023, the Debtors filed their fourth revised Joint Chapter 11 Plan of Reorganization of Celsius Network LLC and Its Debtor Affiliates (as may be further revised, amended, or modified in accordance with its terms, and together with all exhibits, supplements, appendices, and schedules, the “Plan”), as implemented pursuant to that certain Joint Motion of the Debtors and the Committee for Entry of an Order (I) Approving the Implementation of the MiningCo Transaction and (II) Granting Related Relief [Docket No. 4050] (the “MiningCo Implementation Motion,” and together with the Plan, the “MiningCo Plan”);
WHEREAS, the Bankruptcy Court entered its Order confirming the Plan on November 9, 2023, and its Order granting the MiningCo Implementation Motion on December 27, 2023;
WHEREAS, pursuant to the Plan, USBTC and the Company entered into that certain Plan Sponsor Contribution Agreement, dated as of January 31, 2024 (the “Contribution Agreement”), pursuant to which, among other things, USBTC agreed to purchase a total of $12,756,000 worth of shares of the Company’s Class A common stock, par value $0.00001 per share (as further defined below, the “Class A Common Stock”), from the Company and/or in secondary market purchases (as such term is defined in the Contribution Agreement, the “Plan Sponsor Shares”);
WHEREAS, pursuant to the Plan, the Company and USBTC entered into that certain Warrant Agreements, dated as of January 31, 2024 (the “Warrant Agreement”), pursuant to which, among other things, USBTC received warrants to purchase shares of Class A Common Stock (the “Warrant Shares”);
WHEREAS, pursuant to the Plan, USBTC and the Company entered into that certain Restricted Stock Agreement, dated as of January 31, 2024 (the “Restricted Stock Agreement”), pursuant to which, among other things, USBTC agreed to purchase shares of Class A Common Stock from the Company subject to certain terms and conditions (the “Restricted Stock Agreement Shares” and, with the Plan Sponsor Shares and the Warrant Shares, the “Initial Shares”);
WHEREAS, the Plan, the Contribution Agreement, the Warrant Agreements and the Restricted Stock Agreement all contemplate that the Parties will enter into a registration rights agreement; and
WHEREAS, the Parties are entering into this Agreement in furtherance of the aforementioned provisions of the Plan, the Contribution Agreement, the Warrant Agreements and the Restricted Stock Agreement.
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the Parties hereby agree as follows:
1.   Definitions.   As used in this Agreement, the following terms have the meanings indicated:
“Affiliate” means, with respect to any specified Person, a Person that, directly or indirectly, Controls or is Controlled by, or is under common Control with, such specified Person.
“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405.

“Board” means the board of directors of the Company.
“Business Day” means any day other than a Saturday, Sunday, any federal holiday or any other day on which banking institutions in the State of New York are authorized or required to be closed by law or governmental action.
“Class A Common Stock” means the Company’s Class A common stock, par value $0.00001 per share, and any other equity interests of the Company or equity interests in any successor of the Company issued in respect of such shares by reason of or in connection with any stock dividend, stock split, combination, reorganization, recapitalization, conversion to another type of entity or similar event involving a change in the capital structure of the Company.
“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.
“Company Securities” means any equity interest of any class or series in the Company.
“Controls,” “Controlled by” and “under common Control with” mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Effective Date” means the time and date that a Registration Statement is first declared effective by the Commission or otherwise becomes effective.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“FINRA” means the Financial Industry Regulatory Authority.
“Holder” means (a) USBTC, unless and until USBTC ceases to hold any Registrable Securities; and (b) any holder of Registrable Securities to whom registration rights conferred by this Agreement have been transferred in compliance with Section 9(e) hereof; provided, that any Person referenced in clause (b) of this definition shall be a Holder only if such Person agrees in writing to be bound by and subject to the terms and conditions set forth in this Agreement.
“Material Adverse Change” means (a) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States; (b) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States; (c) a material outbreak or escalation of armed hostilities or other international or national calamity involving the United States or the declaration by the United States of a national emergency or war or a change in national or international financial, political or economic conditions; or (d) any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of the Company and its subsidiaries taken as a whole.
“Person” means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited partnership, limited liability company, joint stock company, estate, trust, government (or an agency or subdivision thereof) or other entity of any kind.
“Proceeding” means any action, claim, suit, proceeding or investigation (including a preliminary investigation or partial proceeding, such as a deposition) pending or, to the knowledge of the Company, threatened.
“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A, Rule 430B or Rule 430C promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to such Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means the Shares; provided, however, that Registrable Securities shall not include: (a) any Shares that have been registered under the Securities Act and disposed of pursuant to an effective Registration Statement or otherwise transferred to a Person who is not entitled to the registration rights and other rights hereunder; (b) any Shares that have been sold or transferred by the Holder thereof pursuant to Rule 144 (or any similar provision then in force under the Securities Act) and the transferee thereof does not receive “restricted securities” as defined in Rule 144, as a result of which the legend on any certificate or book-entry notation, as the case may be, representing such Registrable Security restricting transfer of such Registrable Security has been removed; (c) any Shares that are eligible for resale without restriction (including any limitation thereunder on volume or manner of sale) and without the need for current public information pursuant to any provision of Rule 144 (or any similar provision then in force under the Securities Act); and (d) any Shares that cease to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise).
“Registration Statement” means a registration statement of the Company in the form required to register under the Securities Act, the Exchange Act or other applicable law for the resale of the Registrable Securities in accordance with the intended plan of distribution of each Holder included therein, and including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act.
“Rule 405” means Rule 405 promulgated by the Commission pursuant to the Securities Act.
“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act.
“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act.
“Rule 430A” means Rule 430A promulgated by the Commission pursuant to the Securities Act.
“Rule 430B” means Rule 430B promulgated by the Commission pursuant to the Securities Act.
“Rule 430C” means Rule 430C promulgated by the Commission pursuant to the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended.
“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder in connection with such sale (except as set forth in Section 5).
“Shares” means the shares of Class A Common Stock now held or hereafter acquired by the Holders, including without limitation the Initial Shares and any other shares of Class A Common Stock held by the Holders as of the date hereof, and any other equity interests of the Company or equity interests in any successor of the Company issued in respect of such shares by reason of or in connection with any stock dividend, stock split, combination, reorganization, recapitalization, conversion to another type of entity or similar event involving a change in the capital structure of the Company.
“Shelf Registration Statement” means a Registration Statement filed with the Commission on Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous or delayed basis pursuant to Rule 415 (or any similar rule that may be adopted by the Commission) or, if the Company is not then eligible to file on Form S-3, on Form S-1 or any other appropriate form under the Securities Act, or any successor rule that may be adopted by the Commission, and all amendments and supplements to such Registration Statement (including post-effective amendments), covering the Registrable Securities, as applicable.
“Trading Market” means the principal national securities exchange on which Registrable Securities are listed.
“Underwritten Offering” means an underwritten offering of Class A Common Stock for cash (whether a Requested Underwritten Offering or in connection with a public offering of Class A Common Stock by the Company, stockholders or both), excluding an offering relating solely to an employee benefit plan, an offering relating to a transaction on Form S- 4 or Form S-8 or an offering on any registration statement form that does not permit secondary sales.
“USBTC Management Agreement” means that certain Management Services Agreement, dated as of January 31, 2024, by and between the Company and USBTC.
“VWAP” means, as of a specified date and in respect of Registrable Securities, the volume weighted average price for such security on the Trading Market for the five trading days immediately preceding, but excluding, such date.
“WKSI” means a “well-known seasoned issuer” as defined under Rule 405.
Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Sections refer to sections of this Agreement; (c) the terms “include,” “includes,” “including” and words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof,” “hereto,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (f) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (g) references to any law or statute shall include all rules and regulations promulgated thereunder, and references to any law or statute shall be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute; (h) references to any Person include such Person’s successors and permitted assigns; and (i) references to “days” are to calendar days unless otherwise indicated.
2.   Registration.
(a)   Initial Shelf Registration Statement.
(i)   Notwithstanding anything to the contrary contained in this Agreement, as soon as practicable following the first date of the Company’s eligibility to file a Registration Statement on Form S-3 (but no later than 30 days following such date), the Company shall use reasonable best efforts to file with the Commission a Shelf Registration Statement on Form S-3 (as such Registration Statement may be amended from time to time, the “Initial Shelf Registration Statement”), and shall include in the Initial Shelf Registration Statement the Registrable Securities of each Holder who shall have timely requested inclusion therein of some or all of its Registrable Securities by written notice to the Company. The Company shall use its reasonable best efforts to have the Initial Shelf Registration Statement declared effective by the Commission as soon as reasonably practicable after the Company files the Initial Shelf Registration Statement but no later than the fifth Business Day following the date on which the Commission informs the Company that it does not intend to review the Initial Shelf Registration Statement or the fifth Business Day following the resolution or clearance of all Commission comments to the Initial Shelf Registration Statement, as applicable.
(ii)   The Company shall use reasonable best efforts to keep the Initial Shelf Registration Statement continuously effective, and not subject to any stop order, injunction or other similar order or requirement of the Commission, until the date on which all Registrable Securities covered by the Initial Shelf Registration Statement shall cease to be Registrable Securities (such earlier date, the “Initial Shelf Expiration Date”).
(iii)   Until the Initial Shelf Expiration Date, the Company shall file any supplements or post-effective amendments required to be filed by applicable law so that (A) the Initial Shelf Registration Statement does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading and (B) the Company complies with its obligations under Item 512(a)(1) of Regulation S-K.
(b)   Demand Registration.
(i)   Subject to the provisions of Section 2(b)(x), USBTC shall have the option and right, exercisable by delivering a written notice to the Company (a “Demand Notice”), to require the

Company to, pursuant to the terms of and subject to the limitations contained in this Agreement, prepare and file with the Commission a Registration Statement registering the offering and sale of the number and type of Registrable Securities on the terms and conditions specified in the Demand Notice, which may include sales on a delayed or continuous basis pursuant to Rule 415 on a Shelf Registration Statement (a “Demand Registration”). The Demand Notice must set forth the number of Registrable Securities that USBTC and other Holders, as applicable, intend to include in such Demand Registration and the intended timing and method of disposition thereof. Notwithstanding anything to the contrary herein, in no event shall the Company be required to effectuate a Demand Registration unless the Registrable Securities of the Holders to be included therein after compliance with Section 22(b)(ii) and Section 2(b)(x): (i) have an aggregate value of at least $7,500,000 based on the VWAP or (ii) represent at least 15% of the Registrable Securities eligible for registration in accordance with Section 2(b)(x) (the “Minimum Amount”) as of the date of the Demand Notice.
(ii)   Within five Business Days (or if the Registration Statement will be a Shelf Registration Statement, within two Business Days) after the receipt of the Demand Notice, the Company shall give written notice of such Demand Notice to all Holders and, within 30 days after receipt of the Demand Notice (except if the Company is not then eligible to register for offer and resale the Registrable Securities on Form S-3, in which case, within 90 days thereof), shall, subject to the limitations of this Section 2(b), file a Registration Statement in accordance with the terms and conditions of, and the intended timing and method of disposition described in, the Demand Notice, which Registration Statement shall cover all of the Registrable Securities eligible for registration in accordance with Section 2(b)(x) that the Holders shall in writing request to be included in the Demand Registration (such request to be given to the Company within three Business Days (or if the Registration Statement will be a Shelf Registration Statement, within one Business Day) after receipt of notice of the Demand Notice given by the Company pursuant to this Section 2(b)(ii)). The Company shall use reasonable best efforts to cause such Registration Statement to become, as soon as reasonably practicable after the filing thereof, and remain continuously, effective under the Securities Act until the earlier of (A) 180 days (or three years if a Shelf Registration Statement is requested) after the Effective Date of such Registration Statement or (B) the date on which all Registrable Securities covered by such Registration Statement have been sold or otherwise disposed of or such Shares are no longer Registrable Securities (the “Effectiveness Period”); provided, however, that such period shall be extended for a period of time equal to the period the Holders refrain from selling any securities included in such Registration Statement at the request of an underwriter of the Company or the Company pursuant to this Agreement.
(iii)   Subject to the other limitations contained in this Agreement, the Company is not obligated hereunder to effect (A) a Demand Registration within 90 days after the closing of any Requested Underwritten Offering, (B) more than a total of four Demand Registrations, and (C) a subsequent Demand Registration pursuant to a Demand Notice if a Registration Statement covering all of the Registrable Securities held by the Holders shall have become and remains effective under the Securities Act and is sufficient to permit offers and sales of the number and type of Registrable Securities on the terms and conditions specified in the Demand Notice in accordance with the intended timing and method of disposition thereof specified in the Demand Notice; provided, that a demand for a Shelf Registration Statement shall not count against the number of allowable Demand Registrations for subclause (B) of this paragraph. No Demand Registration shall be deemed to have occurred for purposes of this Section 2(b)(iii) if the Registration Statement relating thereto does not become effective or is not maintained effective for its entire Effectiveness Period, in which case USBTC shall be entitled to an additional Demand Registration in lieu thereof. Further, a Demand Registration shall not constitute a Demand Registration for purposes of this Section 2(a)(iii) if, as a result of Section 2(b)(vi), there is included in the Demand Registration less than the Minimum Amount of Registrable Securities.
(iv)   A Holder may withdraw all or any portion of its Registrable Securities included in a Demand Registration from such Demand Registration at any time prior to the effectiveness of the applicable Registration Statement. Upon receipt of a notice from USBTC that USBTC (and/or other applicable Holders) are withdrawing all of their Registrable Securities from the Demand

Registration such that the remaining amount of Registrable Securities to be included in the Demand Registration is below the Minimum Amount, the Company shall cease all efforts to secure effectiveness of the applicable Registration Statement. Such registration nonetheless shall be deemed a Demand Registration for purposes of Section 2(b)(iii) unless (A) USBTC shall have paid or reimbursed the Company for all reasonable and documented out-of-pocket fees and expenses incurred by the Company in connection with the withdrawn registration of such Registrable Securities (based on the number of securities USBTC sought to register, as compared to the total number of securities included in such Demand Registration) or (B) the withdrawal is made following the occurrence of a Material Adverse Change or pursuant to the Company’s request for suspension pursuant to Section 3(o).
(v)   The Company may include in any such Demand Registration other Company Securities for sale for its own account or for the account of any other Person, subject to Section 2(b)(vi) and Section 2(e)(iii).
(vi)   In the case of a Demand Registration not being underwritten, if USBTC advises the Company that in its reasonable opinion the aggregate number of securities requested to be included in such registration exceeds the number that can be included without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the Company shall include in such Demand Registration only that number of securities that, in the reasonable opinion of USBTC, will not have such adverse effect, with such number to be allocated as follows: (A) first, pro-rata among all Holders (including USBTC) that have requested to participate in such Demand Registration based on the relative number of Registrable Securities then held by each such Holder, (B) second, if there remains availability for additional securities to be included in such Demand Registration, to the Company, and (C) third, if there remains availability for additional securities to be included in such Demand Registration following the allocation provided in clauses (A) and (B) above, to any other holders of Company Securities entitled to participate in such Demand Registration, if applicable, based on the relative number of Company Securities such holder is entitled to include in such Demand Registration.
(vii)   Subject to the limitations contained in this Agreement, the Company shall effect any Demand Registration on such appropriate registration form of the Commission (A) as shall be selected by the Company and (B) as shall permit the disposition of the Registrable Securities in accordance with the intended method of disposition specified in the Demand Notice; provided, that if the Company becomes, and is at the time of its receipt of a Demand Notice, a WKSI, the Demand Registration for any offering and selling of Registrable Securities shall be effected pursuant to an Automatic Shelf Registration Statement, which shall be on Form S-3 (if available to the Company. If at any time a Registration Statement on Form S-3 is effective and a Holder provides written notice to the Company that it intends to effect an offering of all or part of the Registrable Securities included on such Registration Statement, the Company shall amend or supplement such Registration Statement as may be necessary in order to enable such offering to take place.
(viii)   Without limiting Section 3, in connection with any Demand Registration pursuant to and in accordance with this Section 2(b), the Company shall (A) promptly prepare and file or cause to be prepared and filed (1) such additional forms, amendments, supplements, Prospectuses, certificates, letters, opinions and other documents as may be necessary or advisable to register or qualify the Registrable Securities subject to such Demand Registration, including under the securities laws of such jurisdictions as the Holders shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would become subject to general service of process or to taxation or qualification to do business in such jurisdiction solely as a result of such registration and (2) such forms, amendments, supplements, Prospectuses, certificates, letters, opinions and other documents as may be necessary to apply for listing or to list the Registrable Securities subject to such Demand Registration on the Trading Market and (B) do any and all other acts and things that may be reasonably necessary or appropriate or reasonably requested by the Holders to enable the Holders to consummate a public sale of such Registrable Securities in accordance with the intended timing and method of distribution thereof.

(ix)   In the event a Holder transfers Registrable Securities included on a Registration Statement and such Registrable Securities remain Registrable Securities following such transfer, at the request such Holder, the Company shall amend or supplement such Registration Statement as may be necessary in order to enable the transferee of such Registrable Securities to offer and sell such Registrable Securities pursuant to such Registration Statement; provided, that in no event shall the Company be required to file a post-effective amendment to the Registration Statement unless (A) such Registration Statement includes only Registrable Securities held by the Holder, Affiliates of the Holder or transferees of the Holder or (B) the Company has received written consent therefor from each other Holder for whom Registrable Securities have been registered on (but not yet sold under) such Registration Statement, other than the Holder, Affiliates of the Holder or transferees of the Holder.
(x)   USBTC’s option and right with respect to Demand Registrations set forth in this Section 2(b) shall apply to the Registrable Securities as follows: (A) with respect to the Plan Sponsor Shares, immediately upon the earlier to occur of the expiration of the Lock- Up Period (as such term is defined in the Plan Sponsor Contribution Agreement) or, with respect to such Plan Sponsor Shares as shall have vested thereupon, the commencement of the Unlock Period (as such term is defined in the Plan Sponsor Contribution Agreement); (B) with respect to the Restricted Stock Agreement Shares, immediately upon the vesting of the Restricted Stock Agreement Shares in accordance with the terms of the Restricted Stock Agreement; (C) with respect to the Warrant Shares, immediately upon the Exercise Period Commencement Date (as such term is defined in the Warrant Agreements); and (D) with respect to such Shares that USBTC may acquire after the date hereof, upon the earliest to occur of the events set forth in subclauses (A), (B) or (C) of this Section 2(b)(x) following the acquisition of such Shares.
(c)   Requested Underwritten Offering.   If USBTC is able to effectuate a Demand Registration pursuant to the terms of Section 2(b) (or has previously effectuated a Demand Registration pursuant to Section 2(b) but has not engaged in an Underwritten Offering in respect of such Demand Registration) USBTC shall have the option and right, exercisable by delivering written notice to the Company of its intention to distribute Registrable Securities that are then not otherwise subject to restrictions on transfer other than those provided by applicable securities law by means of an Underwritten Offering (an “Underwritten Offering Notice”), to require the Company, pursuant to the terms of and subject to the limitations of this Agreement, to effectuate a distribution of any or all of its and other Holders’ Registrable Securities by means of an Underwritten Offering pursuant to a new Demand Registration or pursuant to an effective Registration Statement covering such Registrable Securities (a “Requested Underwritten Offering”); provided, that if the Requested Underwritten Offering is pursuant to a new Demand Registration, then the Registrable Securities requested to be included in such Requested Underwritten Offering equal or exceed the Minimum Amount. The Underwritten Offering Notice must set forth the number of Registrable Securities that are intended to be included in such Requested Underwritten Offering. The Company shall propose three or more nationally prominent firms of investment bankers reasonably acceptable to USBTC to act as the managing underwriter or managing underwriters in connection with such Underwritten Offering from which USBTC shall select the managing underwriter or managing underwriters. USBTC, in connection with any other Holder participating in such Underwritten Offering, shall determine the pricing of the Registrable Securities offered pursuant to any Requested Underwritten Offering and the applicable underwriting discounts and commissions and determine the timing of any such Requested Underwritten Offering. Notwithstanding the foregoing, the Company is not obligated to effect more than a total of three Requested Underwritten Offerings, but in no more than (x) two within 90 days after the closing of an Underwritten Offering and (y) two within any 12-month period. Any Requested Underwritten Offering (other than the first Requested Underwritten Offering made in respect of a prior Demand Registration) shall constitute a Demand Registration of USBTC for purposes of Section 2(b)(iii) (it being understood that if requested concurrently with a Demand Registration then, together, such Demand Registration and Requested Underwritten Offering shall count as one Demand Registration); provided, however, that a Requested Underwritten Offering shall not constitute a Demand Registration of USBTC for purposes of Section 2(b)(iii) if, as a result of Section 2(e)(iii)(A), the Requested Underwritten Offering includes less than the lesser of (i) Registrable Securities having a VWAP measured on the effective date of the related Registration Statement of $7,500,000 and (ii) two-thirds of the number of Registrable Securities set forth in the applicable Underwritten Offering Notice.
(d)   Block Trades.   Notwithstanding anything contained in this Section 2, in the event a sale of Registrable Securities is an underwritten transaction requiring the involvement of the Company but not involving (i) any “road show” or (ii) a lock-up agreement of more than 45 days to which the Company is a party, and which is commonly known as a “block trade” (a “Block Trade”), (1) the requesting Holder or Holders shall (A) give at least three Business Day prior notice in writing of such transaction to the Company (B) with respect to any Block Trade, identify the potential underwriter in such notice with contact information for such underwriter; and (2) the Company shall cooperate with such requesting Holder or Holders to the extent it is reasonably able and shall not be required to give notice thereof to other Holders or permit their participation therein unless reasonably practicable. Any Block Trade shall be for at least $2,000,000 in expected gross proceeds. The Company shall not be required to effectuate more than three Block Trades in any 90-day period. For the avoidance of doubt, a Block Trade shall not constitute a Requested Underwritten Offering.
(e)   Piggyback Registration and Piggyback Underwritten Offering.
(i)   If the Company shall, at any time, propose to file a registration statement under the Securities Act with respect to an offering of Class A Common Stock (other than a registration statement on Form S-4 or Form S-8 filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan and other than a Demand Registration), whether or not for its own account, then the Company shall promptly notify all Holders of such proposal reasonably in advance of (and in any event at least five Business Days, except if the registration statement will be a Shelf Registration Statement, at least three Business Days, before) the anticipated filing date (the “Piggyback Registration Notice”). The Piggyback Registration Notice shall offer all Holders the opportunity to include for registration in such registration statement the number of Registrable Securities as they may request in writing (a “Piggyback Registration”). The Company shall use commercially reasonable efforts to include in each such Piggyback Registration such Registrable Securities for which the Company has received written requests for inclusion therein within ten Business Days or, if the Piggyback Registration will be on a Shelf Registration Statement, within five Business Day, after sending the Piggyback Registration Notice. Each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a Piggyback Registration by giving written notice to the Company of its request to withdraw; provided, that (A) such request must be made in writing and delivered prior to the effectiveness of such Registration Statement and (B) such withdrawal shall be irrevocable and, after making such withdrawal, such Holder shall no longer have any right to include Registrable Securities in the Piggyback Registration as to which such withdrawal was made. Notwithstanding anything to the contrary in this Section 2(e)(i), if the Underwritten Offering pursuant to this Section 2(e)(i) is a “bought deal” (other than a variable price reoffer) or Overnight Underwritten Offering and the Managing Underwriter advises the Company that the giving of notice pursuant to this Section 2(e)(i) would have an adverse effect on the price, timing or distribution of the Class A Common Stock in such Underwritten Offering, no such notice shall be required. Any withdrawing Holder shall continue to have the right to include any Registrable Securities in any subsequent Registration Statement as may be filed by the Company with respect to offerings of Class A Common Stock, all upon the terms and conditions set forth herein.
(ii)   If the Company shall, at any time, propose to conduct an Underwritten Offering (including a Requested Underwritten Offering), whether or not for its own account, then the Company shall promptly notify all Holders of such proposal reasonably in advance of (and in any event at least ten Business Days, except if the Underwritten Offering will be made pursuant to a Shelf Registration Statement, at least five Business Days, before) the commencement of such Underwritten Offering, which notice shall set forth the principal terms and conditions of the issuance, including the proposed offering price or range of offering prices (if known), the anticipated filing date of the related Registration Statement (if applicable) and the number of shares of Class A Common Stock that are proposed to be registered (the “Underwritten Offering Piggyback Notice”). Receipt of any Underwritten Offering Piggyback Notice required to be provided in this Section 2(e)(ii) to Holders shall be kept confidential by the Holder until such proposed Underwritten Offering is (A) publicly announced or (B) such Holder receives notice that such proposed Underwritten Offering has been abandoned, which such notice shall be provided as reasonably practicable by the Company. The Underwritten Offering Piggyback Notice shall offer the Holders the opportunity to include in such Underwritten Offering (and any related registration of Company Securities, if applicable) the number of Registrable Securities as they may request in writing (an “Underwritten Piggyback Offering”); provided, however, that in the event that the Company proposes to effectuate the subject Underwritten Offering pursuant to an effective Shelf Registration Statement other than an Automatic Shelf Registration Statement, only Registrable Securities of Holders that are subject to an effective Shelf Registration Statement may be included in such Underwritten Piggyback Offering, unless the Company is then able to file an Automatic Shelf Registration Statement and, in the reasonable judgment of the Company, the filing of the Automatic Shelf Registration Statement including Registrable Securities of Holders that are not otherwise included in an effective Shelf Registration Statement would not have any material adverse effect on the price, timing or distribution of the Class A Common Stock in such Underwritten Piggyback Offering. The Company shall use commercially reasonable efforts to include in each such Underwritten Piggyback Offering such Registrable Securities for which the Company has received written requests for inclusion therein within ten Business Days or, if such Underwritten Piggyback Offering will be made pursuant to a Shelf Registration Statement, within five Business Day after sending the Underwritten Offering Piggyback Notice. Each Holder shall be permitted to withdraw all or part of its Registrable Securities from an Underwritten Piggyback Offering at any time prior to the effectiveness of the applicable Registration Statement, and such Holder shall continue to have the right to include any Registrable Securities in any subsequent Underwritten Offerings, all upon the terms and conditions set forth herein.
(iii)   If the managing underwriter or managing underwriters of an Underwritten Offering advise the Company and the Holders that, in their reasonable opinion, the inclusion of all of the Registrable Securities requested for inclusion in the subject Underwritten Offering (and any related registration, if applicable) (and any other Class A Common Stock proposed to be included in such Underwritten Offering) exceeds the number of shares of Class A Common Stock that can be included without being likely to have a significant adverse effect on the price, timing or distribution of the Company Securities offered or the market for the Company Securities offered, the Company shall include in such Underwritten Offering (and any related registration, if applicable) only that number of shares of Class A Common Stock proposed to be included in such Underwritten Offering (and any related registration, if applicable) that, in the reasonable opinion of the managing underwriter or managing underwriters, will not have such significant adverse effect, with such number of shares of Class A Common Stock to be allocated as follows: (A) in the case of a Requested Underwritten Offering, (1) first, pro- rata among all Holders (including USBTC) that have requested to include Registrable Securities in such Underwritten Offering based on the relative number of Registrable Securities then held by each such Holder, (2) second, if there remains availability for additional shares of Class A Common Stock to be included in such Underwritten Offering, to the Company, and (3) third, if there remains availability for additional shares of Class A Common Stock to be included in such Underwritten Offering, to any other holders of Class A Common Stock entitled to participate in such Underwritten Offering, if applicable, based on the relative number of shares of Class A Common Stock then held by each such holder; and (B) in the case of any other Underwritten Offerings, (x) first, to the Company, (y) second, if there remains availability for additional shares of Class A Common Stock to be included in such Underwritten Offering, pro- rata among all Holders desiring to include Registrable Securities in such Underwritten Offering based on the relative number of Registrable Securities then held by each such Holder, and (z) third, if there remains availability for additional shares of Class A Common Stock to be included in such registration, pro-rata among any other holders of Class A Common Stock entitled to participate in such Underwritten Offering, if applicable, based on the relative number of Class A Common Stock then held by each such holder. If any Holder disapproves of the terms of any such Underwritten Offering, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s) delivered on or prior to the time of the commencement of such Underwritten Offering. Any Registrable Securities withdrawn from such

Underwritten Offering shall be excluded and withdrawn from the registration, and such Holder shall continue to have the right to include any Registrable Securities in any subsequent Underwritten Offerings, all upon the terms and conditions set forth herein.
(iv)   The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2(e) at any time in its sole discretion whether or not any Holder has elected to include Registrable Securities in such Registration Statement. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 5.
3.   Registration and Underwritten Offering Procedures.   The procedures to be followed by the Company and each Holder electing to sell Registrable Securities in a Registration Statement pursuant to this Agreement, and the respective rights and obligations of the Company and such Holder, with respect to the preparation, filing and effectiveness of such Registration Statement and the effectuation of any Underwritten Offering, are as follows:
(a)   In connection with a Demand Registration, the Company will, at least five Business Days prior to the anticipated filing of the Registration Statement and any related Prospectus or any amendment or supplement thereto (other than, after effectiveness of the Registration Statement, any filing made under the Exchange Act that is incorporated by reference into the Registration Statement) (for purposes of this subsection, supplements and amendments shall not be deemed to include any filing that the Company is required to make pursuant to the Exchange Act or any amendments and supplements that do not materially alter the previous disclosure or do nothing more than name the applicable Holders and provide information with respect thereto), (i) furnish to such Holders and the representatives of such Holders copies of all such documents prior to filing and (ii) provide such Holders and the representatives of such Holders the opportunity to (A) review and comment on such documents and (B) object to any information pertaining to such Holder and its plan of distribution that is contained therein, and, in either such case, the Company shall use commercially reasonable efforts to address any changes reasonably requested by such Holder prior to the filing of the Registration Statement.
(b)   In connection with a Piggyback Registration, Underwritten Piggyback Offering or a Requested Underwritten Offering, the Company will, at least five Business Days (or in the case of a Shelf Registration Statement or an offering that will be made pursuant to a Shelf Registration Statement, at least three Business Day) prior to the anticipated filing of any initial Registration Statement that identifies the Holders and any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do not materially alter the previous disclosure or do nothing more than name the applicable Holders and provide information with respect thereto), as applicable, furnish to such Holders copies of any such Registration Statement or related Prospectus or amendment or supplement thereto that identify such Holders and any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do not materially alter the previous disclosure or do nothing more than name such Holders and provide information with respect thereto). The Company will also use commercially reasonable efforts to address in each such document when so filed with the Commission such comments as such Holders reasonably shall propose prior to the filing thereof.
(c)   The Company will use commercially reasonable efforts to, as promptly as reasonably practicable, (i) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to each Registration Statement as may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for its Effectiveness Period and, subject to the limitations contained in this Agreement, prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities held by the applicable Holders; (ii) cause the related Prospectus to be amended or supplemented by any required prospectus supplement and, as so supplemented or amended, to be filed pursuant to Rule 424; (iii) respond to any comments received from the Commission with respect to each Registration Statement and, as promptly as reasonably practicable, provide such Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to such Holders as a selling stockholders but not any comments that would result in the disclosure to such Holders of material and non-public information concerning the Company; and (iv) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable such Holders to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof.
(d)   The Company will comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statement and the disposition of all Registrable Securities covered by a Registration Statement.
(e)   The Company will notify such Holders who are included in a Registration Statement as promptly as reasonably practicable: (i)(A) when a Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement in which such Holder is included has been filed; (B) when the Commission notifies the Company whether there will be a “review” of the applicable Registration Statement and when the Commission comments in writing on such Registration Statement (in which case the Company shall provide true and complete copies thereof and all written responses thereto to each of such Holders that pertain to such Holders as selling stockholders); and (C) with respect to each applicable Registration Statement or any post-effective amendment thereto, when the same has been declared effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information that pertains to such Holders as sellers of Registrable Securities; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence (but not the details) of any event or passage of time that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no notice by the Company shall be required pursuant to this clause (v) in the event that the Company either promptly files a prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which, in either case, contains the requisite information that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(f)   The Company will use commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as reasonably practicable, or if any such order or suspension is made effective during any Blackout Period or Suspension Period, as promptly as reasonably practicable after such Blackout Period or Suspension Period ends.
(g)   During the Effectiveness Period, the Company will furnish to each such Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Holder (including those incorporated by reference) as promptly as reasonably practical after the filing of such documents with the Commission; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.
(h)   The Company will as promptly as reasonably practical deliver to each Holder, without charge, as many copies of each Prospectus (including each form of prospectus) authorized by the Company for use and each amendment or supplement thereto as such Holder may reasonably request during the Effectiveness Period. Subject to the terms of this Agreement, including Section 9(b), the Company consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.
(i)   The Company will cooperate with such Holders to facilitate the timely preparation and delivery of certificates (or book-entry shares) representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates (or book-entry shares) shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request in writing. In connection therewith, if required by the Company’s transfer agent, the Company will promptly, after the Effective Date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to, and maintained with, its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon sale by the applicable Holder of such Registrable Securities under the Registration Statement.
(j)   Upon the occurrence of any event contemplated by Section 3(e)(v), as promptly as reasonably practicable, the Company will prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(k)   With respect to Underwritten Offerings, subject to the right of a Holder to withdraw such Holder’s Registrable Securities from an Underwritten Offering in accordance with the terms of this Agreement, (i) the right of any Holder to include such Holder’s Registrable Securities in an Underwritten Offering shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein, (ii) each Holder participating in such Underwritten Offering severally agrees to enter into and execute an underwriting agreement in customary form and sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangement approved by the Persons entitled to select the managing underwriter hereunder and (iii) each Holder participating in such Underwritten Offering severally agrees to complete and execute all questionnaires, powers of attorney, indemnities, and other documents customarily and reasonably required under the terms of such underwriting arrangement. Any such underwriting agreement to be entered into among the Company, managing underwriter of such offering and each Holder participating in such Underwritten Offering shall contain representations and warranties by such Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions on the part of selling stockholders. All of the representations and warranties by, and the other agreements on the part of, the Company to, and for the benefit of, the underwriter of such offering, included in each such underwriting agreement shall also be made to, and for the benefit of, such Holder participating in such Underwritten Offering, and any or all of the conditions precedent to the obligations of such underwriter under such underwriting agreement shall be conditions precedent to the obligations of such Holders. No Holder shall be required in any such underwriting agreement to make any representations or warranties to, or agreements with, the Company or the underwriter other than representations, warranties or agreements regarding such Holder, such Holder’s Registrable Securities, such Holder’s intended method of distribution and any other representations required by applicable law or reasonably required by the underwriter or the Company. The Company hereby agrees that, in connection with any Underwritten Offering in accordance with the terms hereof, it will negotiate in good faith and execute all indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangement, including using commercially reasonable efforts to procure customary legal opinions and auditor “comfort” letters.
(l)   For a reasonable period of time prior to the filing of any Registration Statement and throughout the Effectiveness Period, the Company will make available, upon reasonable notice at the

Company’s principal place of business or such other reasonable place as determined by the Company in its discretion, for inspection during normal business hours by a representative of the selling Holders, the managing underwriter and any attorneys or accountants retained by the selling Holders or managing underwriter, all such financial and other information and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary (and in the case of counsel, not violate an attorney-client privilege in such counsel’s reasonable belief) to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Persons unless disclosure of such information is required by court or administrative order or, in the opinion of counsel to such Person, applicable law, in which case, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure and, if requested by the Company, assist the Company in seeking to prevent or limit the proposed disclosure.
(m)   In connection with any Requested Underwritten Offering, the Company will use commercially reasonable efforts to cause appropriate officers and employees to be available, on a customary basis and upon reasonable notice, to meet with prospective investors in presentations, meetings and road shows.
(n)   Each Holder agrees to furnish to the Company any other information regarding the Holder and the distribution of such securities as the Company reasonably determines is required to be included in any Registration Statement or any Prospectus or prospectus supplement relating to an Underwritten Offering.
(o)   Notwithstanding any other provision of this Agreement, the Company shall not be required to file a Registration Statement (or any amendment thereto) or effect a Requested Underwritten Offering (or, if the Company has filed a Shelf Registration Statement and has included Registrable Securities therein, the Company shall be entitled to suspend the offer and sale of Registrable Securities pursuant to such Registration Statement) for a period of up to 60 days if (i) the Board determines that a postponement is in the best interest of the Company and its stockholders generally due to a pending transaction involving the Company (including a pending securities offering by the Company), (ii) the Board determines such registration would render the Company unable to comply with applicable securities laws or (iii) the Board determines such registration would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential (any such period, a “Blackout Period”); provided, however, that in no event shall any Blackout Period together with any Suspension Period exceed an aggregate of 120 days in any 12- month period. In the event that a Registration Statement withdrawn pursuant to this Section 3(o) relates to a Demand Registration pursuant, then USBTC shall be entitled to withdraw the Demand Registration and, if such request is withdrawn, it shall not count against the limits imposed pursuant to Section 2(b)(iii). In effecting a Blackout Period, the Company shall not disclose any material non-public information that is the basis for such Blackout Period to a Holder without the express written consent of such Holder.
(p)   In connection with an Underwritten Offering, the Company shall use commercially reasonable efforts to provide to each Holder named as a selling stockholder in any Registration Statement a copy of any auditor “comfort” letters and customary legal opinions, in each case that have been provided to the managing underwriter in connection with the Underwritten Offering, not later than the Business Day prior to the effective date of such Registration Statement.
(q)   In connection with any Underwritten Offering made pursuant to a Registration Statement filed pursuant to Section 2, if requested by the managing underwriter in an Underwritten Offering, each Holder shall execute a customary “lock-up” agreement with the underwriters of such Underwritten Offering containing a lock-up period equal to the shorter of (i) the shortest number of days that a director of the Company or “executive officer” (as defined under Section 16 of the Exchange Act) of the Company contractually agrees with the underwriters of such Underwritten Offering not to sell any Company Securities following such Underwritten Offering and (ii) 90 days from the date of the execution of the underwriting agreement with respect to such Underwritten Offering. Notwithstanding the foregoing, any discretionary waiver or termination of this lock-up provision by the Company or the underwriters with respect to any of the Holders shall apply to the other Holders as well, pro rata based upon the number of shares subject to such obligations.
(r)   Notwithstanding anything to the contrary in this Agreement, any Holder may make a written election (an “Opt-Out Election”) to no longer receive from the Company any Demand Notice, Piggyback Registration Notice or Underwritten Offering Piggyback Notice (each, a “Covered Notice”), and, following receipt of such Opt-Out Election, the Company shall not be required to, and shall not, deliver any such Covered Notice to such Holder from the date of receipt of such Opt-Out Election and such Holder shall have no right to participate in any Registration Statement or Underwritten Offering as to which such Covered Notices pertain. An Opt-Out Election shall remain in effect until it has been revoked in writing and received by the Company. A Holder who previously has given the Company an Opt-Out election may revoke such election at any time in writing, and there shall be no limit on the ability of a Holder to issue and revoke subsequent Opt-Out Elections.
4.   No Inconsistent Agreements; Additional Rights.   The Company shall not hereafter enter into, and is not currently a party to, any agreement with respect to its securities that is inconsistent in any material respect with the rights granted to the Holders by this Agreement. The Company shall not, prior to the termination of this Agreement, grant any registration rights that are superior to, conflict with, or would otherwise prevent the Company from performing, the rights granted to the Holders hereby.
5.   Registration Expenses.   All Registration Expenses incident to the Parties’ performance of or compliance with their respective obligations under this Agreement or otherwise in connection with any Demand Registration, Requested Underwritten Offering, Piggyback Registration or Underwritten Piggyback Offering (in each case, excluding any Selling Expenses) shall be borne by the Company, whether or not any Registrable Securities are sold pursuant to a Registration Statement or whether or not a Registration Statement is filed or becomes effective. “Registration Expenses” means all expenses incurred in connection with registrations, filings or qualifications pursuant to Section 2 and Section 3, (i) registration and filing fees (including fees and expenses (A) with respect to filings required to be made with the Trading Market, (B) in compliance with applicable state securities or “Blue Sky” laws and (C) with respect to filings with FINRA), (ii) printing expenses (including expenses of printing certificates for Company Securities and of printing Prospectuses if the printing of Prospectuses is reasonably requested by a Holder of Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel, auditors and accountants, (v) Securities Act liability insurance, if the Company so desires such insurance, (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, (vii) all expenses relating to marketing the sale of the Registrable Securities, including expenses related to conducting a “road show” and (viii) reasonable and documented fees and expenses of one counsel to the Holders reasonably acceptable to the Company and selected by the Holders that hold a majority of the Registrable Securities to be included in such filing in connection with the filing or amendment of any Registration Statement or Prospectus hereunder. In addition, the Company shall be responsible for all of its expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including expenses payable to third parties and all salaries and expenses of their officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on the Trading Market.
6.   Indemnification.
(a)   The Company shall indemnify and hold harmless each Holder, its Affiliates and each of their respective officers and directors and any agent thereof (collectively, “Holder Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Holder Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which any Registrable Securities were registered, in any preliminary prospectus (if the Company authorized the use of such preliminary prospectus prior to the Effective

Date of such Registration Statement), or in any summary or final prospectus or free writing prospectus (if such free writing prospectus was authorized for use by the Company) or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, in the case of the Registration Statement, or arising out of, based upon or resulting from the omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of any preliminary prospectus (if the Company authorized the use of such preliminary prospectus prior to the Effective Date), or in any summary or final prospectus or free writing prospectus (if such free writing prospectus was authorized for use by the Company) or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current); provided, however, that the Company shall not be liable to any Holder Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final prospectus or free writing prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder Indemnified Person, in its capacity as such, or any underwriter specifically for use in the preparation thereof. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement. This indemnity shall be in addition to any liability the Company may otherwise have and shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder Indemnified Person or any Indemnified Party and shall survive the transfer of such securities by such Holder. Notwithstanding anything to the contrary herein, this Section 6 shall survive any termination or expiration of this Agreement indefinitely.
(b)   In connection with any Registration Statement in which a Holder participates, such Holder, solely in its capacity as such, shall, severally and not jointly, indemnify and hold harmless the Company, its Affiliates and each of their respective officers, directors and any agent thereof, to the fullest extent permitted by applicable law, from and against any and all Losses as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any such Registration Statement, in any preliminary prospectus (if used prior to the Effective Date of such Registration Statement), or in any summary or final prospectus or free writing prospectus or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, in the case of the Registration Statement, or arising out of, based upon or resulting from the omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of any preliminary prospectus (if used prior to the Effective Date of such Registration Statement), or in any summary or final prospectus or free writing prospectus (if such free writing prospectus was authorized for use by the Company) or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current), but only to the extent that the same are made in reliance and in conformity with information relating to the Holder furnished in writing to the Company by such Holder, solely in its capacity as such, expressly for use therein. This indemnity shall be in addition to any liability such Holder may otherwise have and shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any Indemnified Party (as defined below). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder from the sale of the Registrable Securities giving rise to such indemnification obligation.
(c)   Any Person entitled to indemnification hereunder (each, an “Indemnified Party”) shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and indemnifying party may exist with respect to such claim or there may be reasonable defenses available to the Indemnified Party that are different from, or additional to, those available to the indemnifying party, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the Indemnified Party without its consent (but such consent may not be unreasonably withheld, delayed or conditioned). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless, in the reasonable judgment of any Indemnified Party, there may be one or more legal or equitable defenses available to such Indemnified Party that are in addition to, or may conflict with, those available to another Indemnified Party with respect to such claim. Failure to give prompt written notice as provided in clause (i) above shall not release the indemnifying party from its obligations hereunder.
(d)   If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Losses referred to herein, the indemnifying party, in lieu of indemnifying such Indemnified Party thereunder, shall, to the extent permitted by applicable law, contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the Indemnified Party, on the other hand, in connection with the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or alleged statement or omission or alleged omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.
7.   Facilitation of Sales Pursuant to Section 4(a)(7), Rule 144 and Rule 144A.
(a)   The Company will provide reasonable access to management for confirmatory due diligence meetings, as the Holders may reasonably request, to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act.
(b)   To the extent is shall be required to do so under the Exchange Act, the Company shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144) and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act pursuant to Rule 144, Rule 144A or Section 4(a)(7) of the Securities Act. Upon the request of any Holder in connection with such Holder’s sale pursuant to Rule 144 the Company shall deliver to such Holder a written statement as to whether it has complied with the applicable requirements.
8.   Voting.   At any time during which the USBTC Management Agreement is in full force and effect, USBTC in its capacity as stockholder or proxy holder of the Company, irrevocably and unconditionally agrees that, at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of stockholders of the Company: (i) USBTC shall cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to) all of such Initial Shares (including those obtained by dividends, stock splits, and similar transactions with respect to the Initial Shares, but not, for the avoidance of doubt, including shares of Common Stock otherwise acquired by USBTC) owned as of the record date for such meeting (or the date that any written consent is executed by USBTC)(the “Covered Shares”) in accordance with the recommendations of the board of directors of the Company and (ii) USBTC shall not commit any act that restricts its legal power, authority and right to vote all of the Covered Shares to vote (or execute and return an action by written consent) then beneficially owned by it or otherwise prevent or disable it from performing any of its obligations under this Section 8. Without limiting the generality of the foregoing, except for this Agreement, USBTC shall not (A) enter into any voting agreement with any person with respect to any of the Covered Shares, (B) grant any person other than the Company or its designees any proxy (revocable or irrevocable) or power of attorney with respect to any of the Covered Shares, (C) deposit any of the Covered Shares in a voting trust or otherwise enter into any agreement or arrangement with any person (other than the Company) limiting or affecting its legal power, authority or right to vote the Covered Shares in accordance with this Section 8, (D) acquire, offer or propose to acquire or solicit an offer to sell any securities of the Company, (E)(1) except as permitted by the USBTC Management Agreement, make, engage in, or in any way participate in any “solicitation” of “proxies” (as such terms are used in the rules of the Securities and Exchange Commission promulgated under Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv) promulgated under the Exchange Act or any consents to vote, call or seek to call a meeting of stockholders or otherwise seek to influence the timing of any meeting of stockholders, or (2) seek the removal of any member of the board of directors or otherwise seek representation on the board of directors in any manner (in each case other than with respect to the Class B Directors (as such term is defined in the Company’s certificate of incorporation) or as otherwise contemplated in the USBTC Management Agreement), (F) form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act) or otherwise act in concert with any other Person with respect to any securities of the Company or any actions prohibited by this Section 8] or (G) disclose publicly any intention to take any action prohibited by this Section 8. USBTC hereby grants the Company an irrevocable proxy to vote all shares of Class A Common Stock owned by it in accordance with this Section 8, provided, however, that such irrevocable proxy shall terminate and be of no further force or effect immediately upon the termination or expiration of the USBTC Management Agreement.
9.   Miscellaneous.
(a)   Remedies.   In the event of actual or potential breach by the Company of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by applicable law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.
(b)   Discontinued Disposition.   Upon receipt of a notice from the Company of the occurrence of any event of the kind described in clauses (ii) through (v) of Section 3(e) (provided that the Company shall not disclose any material non-public information that is the basis for such notice to the Holder without the express written consent of the Holder), each Holder will forthwith discontinue disposition of any applicable Registrable Securities under the applicable Registration Statement until such Holder’s receipt of the copies of the supplemental Prospectus or amended Registration Statement as contemplated by Section 3(j) or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement (a “Suspension Period”). The Company may provide appropriate stop orders to enforce the provisions of this Section 9(b).
(c)   Amendments and Waivers.   No provision of this Agreement may be waived or amended except in a written instrument signed by the Company, USBTC and Holders that hold a majority of the Registrable Securities as of the date of such waiver or amendment, provided, however, that any waiver or amendment that would have a disproportionate adverse effect on a Holder relative to the other Holders shall further require the consent of such Holder. The Company shall provide prior notice to all Holders of any proposed waiver or amendment. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.
(d)   Notices.   Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Section 9(d) prior to 5:00 p.m. in the time zone of the receiving party on a Business Day,

(ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Agreement later than 5:00 p.m. in the time zone of the receiving party on any date and earlier than 11:59 p.m. in the time zone of the receiving party on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the Party to whom such notice is required to be given. The address for such notices and communications shall be as follows:
If to the Company:	2332 Galiano Street, 2nd Floor Coral Gables, Florida 33134 Email: joel@ionicdigital.com Attention: Joel Block, CFO
with a copy to:	Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 Email: echange@cgsh.com Attention: Elizabeth A. Chang
If to USBTC:	1101 Brickell Ave., N-1500 Miami, Florida 33131 Email: legalteam@hut8.io and asher@usbitcoin.com Attention: Asher Genoot
with a copy to:	Brown Rudnick LLP 7 Times Square New York, NY 10036 Email: jfitzsimons@brownrudnick.com Attention: Jonathan Fitzsimons
If to any Holder other than USBTC:	To the address set forth for such Holder in the joinder agreement in the form set forth in Exhibit A hereto.
(e)   Successors and Assigns; Transfer of Registration Rights.
(i)   This Agreement shall be binding upon and inure to the benefit of each of the Parties and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns. Except as provided in Section 9(e)(ii), this Agreement, and any rights or obligations hereunder, may not be assigned without the prior written consent of the Company and USBTC. The Company may not assign its rights or obligations hereunder without the prior written consent of USBTC.
(ii)   Any Holder may freely assign its rights hereunder on a pro rata basis in connection with any sale, transfer, assignment or other conveyance (any of the foregoing, a “Transfer”) of Registrable Securities to any transferee or assignee; provided that all of the following additional conditions are satisfied: (a) such Transfer is effected in accordance with applicable securities laws and the Company’s certificate of incorporation and bylaws then in effect; (b) such transferee agrees in writing to become subject to the terms of this Agreement by executing a joinder agreement substantially in the form set forth in Exhibit A hereto and delivers it to the Company as promptly as reasonably practicable; and (c) the Company is given written notice by such Holder of such Transfer, stating the name and address of the transferee and identifying the Registrable Securities with respect to which such rights are being Transferred and provide the amount of any other capital stock of the Company beneficially owned by such transferee; provided, however, that (i) except with respect to an Affiliate of USBTC, any rights assigned hereunder shall apply only in respect of Registrable Securities that are Transferred and not in respect of any other securities that the transferee or assignee may hold and (ii) any Registrable Securities that are Transferred may cease to constitute Registrable Securities following such Transfer in accordance with the terms of this

Agreement. Following a Transfer in accordance with this Section 9(e), the Company shall update the applicable prospectus to include the transferee as a selling holder thereunder promptly upon the receipt of the required information from such transferee.
(f)   No Third-Party Beneficiaries.   Nothing in this Agreement, whether express or implied, shall be construed to give any Person, other than the Parties or their respective successors and permitted assigns and any Indemnified Party, any legal or equitable right, remedy, claim or benefit under or in respect of this Agreement.
(g)   Execution and Counterparts.   This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature delivered by facsimile or electronic mail transmission were the original thereof.
(h)   Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.   This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York. Any legal suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the city of New York and County of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding. Service of process, summons, notice, or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action, or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action, or proceeding brought in such court has been brought in an inconvenient forum. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.
(i)   Cumulative Remedies.   The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
(j)   Severability.   If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
(k)   Entire Agreement.   This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior contracts or agreements with respect to the subject matter hereof and the matters addressed or governed hereby, whether oral or written.
(l)   Termination.   Except for Section 8 (which shall terminate upon the termination or expiration of the USBTC Management Agreement) and Section 6, this Agreement shall terminate as to any Holder when all Registrable Securities held by such Holder no longer constitute Registrable Securities.
[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.
IONIC DIGITAL INC.
By:
/s/ Matthew Prusak

Name: Matthew Prusak
Title:   Chief Executive Officer
U.S. DATA MANAGEMENT GROUP, LLC
By:
/s/ Asher Genoot

Name: Asher Genoot
Title:   Authorized Signatory
Signature Page to Investors’ and Registration Rights Agreement

Exhibit A
Form of Joinder Agreement
This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Investors’ and Registration Rights Agreement, dated as of [•], and as amended from time to time (the “Investors’ and Registration Rights Agreement”), among Ionic Digital Inc. (the “Company”) and the stockholders of the Company parties thereto. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Investors’ and Registration Rights Agreement.
The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to, and a “Holder” under, the Investors’ and Registration Rights Agreement as of the date hereof as if he, she or it had executed the Investors’ and Registration Rights Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Investors’ and Registration Rights Agreement.
This Joinder Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of New York without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.
[JOINING PARTY]
By:

Name:
Title:
Address:
Date: